As filed with the Securities and Exchange Commission on May 19, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
Registration Statement Under
the Securities Act of 1933

CENTENE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	42-1406317
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7700 Forsyth Boulevard St. Louis, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)

CENTENE CORPORATION 2025 STOCK INCENTIVE PLAN
CENTENE CORPORATION NON-EMPLOYEE DIRECTORS DEFERRED STOCK COMPENSATION PLAN
(Full title of the plan)

Christopher A. Koster
Executive Vice President, General Counsel and Secretary
Centene Corporation
7700 Forsyth Boulevard
St. Louis, MO 63105
(Name and address of agent for service)

(314) 725-4477
(Telephone number, including area code, of agent for service)

Copies of all correspondence to:
John B. Meade
Deanna L. Kirkpatrick
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
(212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

Centene Corporation (the Registrant) is filing this Registration Statement to register under the Securities Act of 1933, as amended (the Securities Act), (i) 15,245,169 shares of the Registrant's common stock, $0.001 par value per share (Common Stock), to be issued pursuant to the Centene Corporation 2025 Stock Incentive Plan (the 2025 Incentive Plan), which includes 253,104 shares that have been forfeited or withheld for the satisfaction of tax liabilities (other than in respect of stock options and stock appreciation rights) under the Centene Corporation 2012 Stock Incentive Plan, the Magellan Health, Inc. 2016 Management Incentive Plan and Magellan Health Services, Inc. 2011 Management Incentive Plan since March 15, 2025, and (ii) 963,838 shares of Common Stock issuable under the Company's Non-Employee Directors Deferred Compensation Plan (the Directors Deferred Plan, together with the 2025 Incentive Plan, the Plans), representing 194,499 deferred restricted stock units currently outstanding and 769,339 shares remaining available for future issuance.

Unless the context otherwise requires, references made herein to "Centene," "we," "us," "our" and "ours" refer to the Registrant and its consolidated subsidiaries.
PART I
INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS
As permitted by the rules of the Securities and Exchange Commission (SEC), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I of this Registration Statement will be sent or given to eligible employees as specified by Rule 428(b) promulgated under the Securities Act. Such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents listed in (a) through (d) below, which are on file with the SEC, are incorporated herein by reference (except for the portions thereof "furnished" but not "filed" or otherwise not filed with the SEC which are deemed not to be incorporated by reference into this Registration Statement):

(a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 18, 2025;

(b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on April 25, 2025;

(c) The Registrant's Current Reports on Form 8-K filed with the SEC on February 24, 2025, March 5, 2025 and May 14, 2025 (excluding any information furnished but not filed);

(d) The portions of the Registrant's Definitive Proxy Statement on Schedule 14A filed with the SEC on March 27, 2025 that are incorporated by reference into the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and

(e) The description of the Registrant's common stock contained in the our registration statement on Form 8-A filed with the SEC on October 14, 2003, as updated by Exhibit 4.1 to the Registrant's Form S-3, filed with the SEC on February 21, 2024, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), subsequent to the date hereof and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents except that the portion of any document "furnished" but not "filed" shall not be incorporated by reference herein.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities
The securities to be offered are registered under Section 12 of the Exchange Act and, accordingly, no description is provided hereunder.

Item 5.	Interests of Named Experts and Counsel.
Certain legal matters will be passed upon for us by Christopher A. Koster, who serves as our Executive Vice President, General Counsel and Corporate Secretary. Mr. Koster is a salaried employee and earns compensation in respect of our Common Stock and will be eligible to do so under the 2025 Incentive Plan.

Item 6.	Indemnification of Directors and Officers.
Section 102 of the General Corporation Law of the State of Delaware, as amended (the DGCL or Delaware law), allows a corporation to eliminate or limit the personal liability of a director or officer of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except where a director or officer breached his duty of loyalty to the corporation or its stockholders, a director or officer failed to act in good faith, a director or officer engaged in intentional misconduct or knowingly violated a law, a director authorized the payment of a dividend or approved a stock purchase or redemption in violation of Delaware corporate law, a director or officer obtained an improper personal benefit or, in the case of an officer, in any action by or in right of the corporation.
Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner which the person reasonably believed to be in, or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred by the indemnified person and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event such person is adjudged liable to the corporation, unless a court determines upon application that in light of all the circumstances indemnification should apply.
As permitted under Delaware law, our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability that may not be eliminated under Section 102 of the DGCL:

•any breach of the director's duty of loyalty to us or our stockholders;
•acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock re-purchases or redemptions; or
•any transaction from which the director derived an improper personal benefit.

Our amended and restated by-laws further provide that:
•we must indemnify our directors and officers to the fullest extent permitted by Delaware law;
•we may indemnify our other employees and agents to the same extent that we indemnified our officers and directors to the extent authorized by our board of directors; and
•we must advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware law.
The indemnification provisions contained in our certificate of incorporation and by-laws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, we maintain general liability insurance on behalf of our directors and executive officers insuring them against any liability asserted against them based on acts or omissions in their capacities as directors or officers or arising out of such status.

Item 7.	Exemption from Registration Claimed.
Not applicable.

Item 8.	Undertakings
a.The undersigned registrant hereby undertakes:
1.To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
2.That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
5.That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
b.The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
c.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 9.	Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Centene Corporation (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the SEC on September 30, 2022).

3.2	By-laws of Centene Corporation, as amended and restated effective December 8, 2023 (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed with the SEC on December 13, 2023).

5.1	Opinion of Counsel.*

23.1	Consent of KPMG LLP, independent registered public accounting firm of Centene Corporation.*

23.2	Consent of Counsel (included in Exhibit 5.1).*

24.1	Power of Attorney (included on signature page).*

99.1	Centene Corporation 2025 Stock Incentive Plan (incorporated by reference to Appendix B to the Registrant's definitive proxy statement on Schedule 14A, filed on March 27, 2025).

99.2	Centene Corporation Non-Employee Directors Deferred Stock Compensation Plan.*

107	Calculation of Filing Fee Table.*

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of St. Louis, State of Missouri, on May 19, 2025.

CENTENE CORPORATION

By:	/s/ Sarah M. London
Name: Title:	Sarah M. London Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sarah M. London and Andrew L. Asher, or either of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments and documents in connection therewith) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities as indicated, as of May 19, 2025.

Signature	Title

/s/ Sarah M. London	Chief Executive Officer (Principal Executive Officer)
Sarah M. London

/s/ Andrew L. Asher	Executive Vice President, Chief Financial Officer (Principal Financial Officer)
Andrew L. Asher

/s/ Katie N. Casso	Senior Vice President, Finance, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)
Katie N. Casso

/s/ Jessica L. Blume	Director
Jessica L. Blume

/s/ Kenneth A. Burdick	Director
Kenneth A. Burdick

/s/ Christopher J. Coughlin	Director
Christopher J. Coughlin

/s/ H. James Dallas	Director
H. James Dallas

/s/ Wayne S. DeVeydt	Director
Wayne S. DeVeydt

/s/ Fred H. Eppinger	Director
Fred H. Eppinger

/s/ Monte E. Ford	Director
Monte E. Ford

/s/ Thomas R. Greco	Director
Thomas R. Greco

/s/ Theodore R. Samuels	Director
Theodore R. Samuels

/s/ Kenneth Y. Tanji	Director
Kenneth Y. Tanji